Exhibit (c)(2)
Petroleum Development Corporation, June 4, 2010 in its Capacity as General Partner of PDC 2004-B LP
PDC 2004-B Discussion Materials for the Special Transaction Committee of the Board of Directors
Confidential
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Petroleum
Development Disclaimer Corporation
This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the use and benefit of the Special Transaction Committee of the Board of Directors (the “Committee”) of Petroleum Development Corporation, a Nevada corporation (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company and PDC 2004-B Limited Partnership and may not be used for any other purpose without Houlihan Lokey’s prior written consent This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee The materials are provided on a confidential basis solely for the use and benefit of the Committee and may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any reference to Houlihan Lokey or any of its affiliates be made, without the prior consent of Houlihan Lokey Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey’s prior written consent Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or similar professional advice Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such per son should seek advice based on its particular circumstances from an independent tax advisor The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey’s engagement letter The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee or any other person as to how to act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company Houlihan Lokey’s only opinion is the opinion that is delivered to the Committee

PetroleumDevelopment Disclaimer Corporation
The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques Accordingly, the analyses contained in the materials must be considered as a whole Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material Houlihan Lokey has relied upon representations made by managements of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading In addition, Houlihan Lokey has relied upon representations made by managements of the Company and other participants in the Transaction, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction

Petroleum
Development Table of Contents
Corporation
Tab Transaction Background 1 Financial Analysis 2 Appendix

Transaction Background

Transaction Summary of Transaction Terms
Background
Relevant Parties: Aggregate Transaction Consideration of Proposed Transaction:
Petroleum Development Corporation (the “Company”)
$7.274 million in cash Merger Sub
Per LP interest transaction consideration of $8,250 PDC 2004-B Limited Partnership (the “Partnership”) in cash
Form of Consideration: Financing:
Cash Cash on hand and / or the Company’s revolving credit facility
Form of Transaction:
Merger Voting:

Majority of the outstanding limited partnership interest other than the LP interest held by the
Timing: Company
Assume transaction closes before September 30, 2010
This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.
Source: Draft, dated June 1, 2010, of the Agreement and Plan of Merger by and among the Company,
Merger Sub and the Partnership. 5

Transaction Asset Reserve Summary
Background
Reserve Summary
Gas Oil Total (MMcf) (MBbl) (MMcfe) Proved Reserves:
Proved reserves, January 1, 2009 5,556 257 7,098
Revisions of previous estimates (1,157) (59) (1,511) Production (339) (9) (393) Proved reserves, December 31, 2009 4,060 189 5,194 % of Total Proved 78.2% 21.8% 100.0%
Proved Developed Reserves, as of:
December 31, 2009 3,468 50 3,768
% of Total 85.4% 26.5% 72.5%
Proved Undeveloped Reserves, as of: December 31, 2009 592 139 1,426
% of Total 14.6% 73.5% 27.5%
Source: PDC 2004-B 2009 10K as well as the 2009 Ryder Scott Reserve Report.

Transaction Ownership Summary
Background
PDC Partnership Ownership Percentage
Interests Percentage
Non-PDC Owned Interests(1) 881.67 78.38%
PDC Owned LP Interests 18.27 1.62% PDC GP Interest(2) 224.99 20.00% Total Interests Including GP 1,124.93 100.0%
(1) Non-PDC Owned interests are the only interests eligible to vote regarding the approval of the Transaction. (2) GP Interest is 20% with no voting rights. Shares represent hypothetical shares used to calculate value per interest.
Note: Total share count numbers shown here and used throughout this presentation reflect corrected share counts as provided by PDC management. Source: PDC Management.

Financial Analysis

Financial Analysis Financial Analyses Summary
LP Interest Valuation Reference Range $10,529 $10,050 $9,232 Interest $8,497 Proposed Transaction Consideration of $8,078 $8,250 per LP interest $9,093
LP per $7,208 $7,657 $7,617 $6,491 Price $6,924 $5,770 $5,897 $5,410 DCF Analysis(2) Selected Transaction Analysis(3) Selected Companies Analysis(3)
Discount 14% — 17% $1.25 — $1.75 $8.00 — $11.00 5.0x — 6.0x 4.5x — 5.5x $1.50 — $2.00 $9.50 — $10.50 DCF Analysis Proved Reserve LTM ‘10 EBITDA ‘11 EBITDA Proved Reserve ‘09 ($/Mcfe) Dly. Prod. ($/Mcfe) Dly. Prod. ($/MMcfe/d) ($/MMcfe/d)
(1) No particular weight was attributed to any analysis Houlihan Lokey’s analysis assumes a tax rate of 0% per Company management. (2) Figures assume risked proved reserves and production — all properties.
(3) Statistic / Representative Levels are based on un-risked figures per the Ryder Scott Reserve Report. 9 Note: Risking for proven reserves per management — Proved Developed Producing (PDP):100%, Proved Undeveloped (PUD):75%.

Financial Analysis Financial Analyses Summary Multiples
Summary of Selected Multiples(1)
Statistic / Selected Implied Value Reference Representative Multiples Range Per LP Interest(4) Financial Metric Levels(2) Low High Low High
Discounted Cash Flow Analysis(3):
Discount rate of 14% — 17% $7,617 $8,497
Selected Transaction Analysis:
Enterprise Value / Proved reserves(5) ($/Mcfe) 5.2 Bcfe $1.25 $1.75 $5,770 $8,078 Enterprise Value / LTM Daily production(6) ($/Mcfe/d) 1.1 MMcfe/d $8.00 $11.00 $7,657 $10,529
Selected Companies Analysis:
Enterprise Value / ‘10 EBITDA (Multiple) $1.2 MM 5.0x 6.0x $5,410 $6,491 Enterprise Value / ‘11 EBITDA (Multiple) $1.5 MM 4.5x 5.5x $5,897 $7,208 Enterprise Value / Proved reserves(5) ($/Mcfe) 5.2 Bcfe $1.50 $2.00 $6,924 $9,232 Enterprise Value / ‘09 daily production(6) ($/Mcfe/d) 1.1 MMcfe/d $9.50 $10.50 $9,093 $10,050
(1)No particular weight was attributed to any analysis.
(2)Statistic / Representative Levels are based on un-risked figures per the Ryder Scott Reserve Report. (3)Figures assume risked proved reserves and production — all properties.
(4)Based on LP interests outstanding and not owned by PDC of 881.67. (5)Per company filings.
(6)Estimated production is based on un-risked production found in the 2009 Ryder Scott Reserve Report. Note: Risking for proven reserves per management — PDP:100%, PUD:75%.
Note: MMcfe = millions of cubic feet equivalent of gas; Mcfe = thousands of cubic feet equivalent of gas; Mcfe/d = thousands of cubic feet equivalent of gas per day. 10

Financial Analysis Discounted Cash Flows Analysis
Cash Flow Analysis(1)
Projected FYE Cash Flows
($ in millions) 8Mo. ‘10E(2) 2011E 2012E 2013E 2014E Revenue $1.3 $2.1 $2.5 $3.4 $3.7
Revenue Growth % 60.4% 16.2% 36.7% 7.7%
Effect of Hedges3 $0.0 ($0.0) ($0.1) ($0.1) $0.0 Production Costs (0.4) (0.5) (0.5) (0.5) (0.5) General & Administrative Costs (0.2) (0.2) (0.2) (0.3) (0.3) Accretion of Asset Retirement Obligations 0.0 0.0 0.0 0.0 0.0 Add: Unrealized loss (gain) on derivative transactions
EBITDA $0.8 $1.4 $1.7 $2.5 $2.9
EBITDA Margin % 61.0% 65.0% 67.1% 73.9% 79.1%
Depreciation and Amortization (0.9) (0.9) (0.9) (1.1) (1.2)
EBIT ($0.1) $0.5 $0.8 $1.4 $1.7
Taxes4 0.0 0.0 0.0 0.0 0.0
Unlevered Earnings ($0.1) $0.5 $0.8 $1.4 $1.7
Depreciation and Amortization 0.9 0.9 0.9 1.1 1.2 Change in Working Capital 0.0 0.0 0.0 0.0 0.0 Capital Expenditures 0.0 (0.2) (0.4) (0.8) (0.4)
Unlevered Free Cash Flows $0.8 $1.1 $1.3 $1.7 $2.5
Change in Working Capital 0.0 0.0 0.0 0.0 0.0
Distributable Cash Flow $0.8 $1.1 $1.3 $1.7 $2.5
Distributions to LP Units 0.7 0.9 1.0 1.3 2.0 Distributions to GP 0.2 0.2 0.3 0.3 0.5
Total Distributed Cash Flow $0.8 $1.1 $1.3 $1.7 $2.5
Coverage Ratio 1.0x 1.0x 1.0x 1.0x 1.0x Payout Ratio 100.0% 100.0% 100.0% 100.0% 100.0%
Present Value of Present Value of Implied Implied Distributable Distributable Total Value Per Cash Flows Cash Flows Enterprise LP
Discount Rate 2010E — 2014E 2015E — REM Value Interest(5)
13.0% $5.6 $4.3 $9.9 $8,832
14.0% $5.5 $4.0 $9.6 $8,497
15.5% $5.4 + $3.7 = $9.0 $8,035
17.0% $5.2 $3.4 $8.6 $7,617
(1) Assumes Transaction is consummated on May 1, 2010; Mid-year convention applied Refer to WACC calculation in the Appendix for derivation of discount rate. (2) Represents an 8-month period from May 1, 2010 to December 31, 2010.
(3) For hedging summary see pages 24 and 25 in the appendix. (4) Represents a 00% tax-rate per management.
(5) Based on LP interests outstanding and not owned by PDC of 881.67. 11

Financial Analysis Selected Transactions Analysis Summary Summary of Selected Multiples(1)
Statistic / Selected Implied Value Reference Representative Multiples Range Per LP Interest(3) Financial Metric Levels(2) Low High Low High
Selected Transaction Analysis:
Enterprise Value / Proved reserves(4) ($/Mcfe) 5.2 Bcfe $1.25 $1.75 $5,770 $8,078 Enterprise Value / LTM Daily production(5) ($/Mcfe/d) 1.1 MMcfe/d $8.00 $11.00 $7,657 $10,529
(1)No particular weight was attributed to any analysis.
(2)Statistic / Representative Levels are based on un-risked figures per the Ryder Scott Reserve Report.
(3)Based 77.97% ownership of the Partnership with LP interests outstanding and not owned by PDC of 881.67 detailed on page 10.
(4)Per company filings.
(5)Estimated production is based on un-risked production found in the 2009 Ryder Scott Reserve Report. Note: Risking for proven reserves per management — PDP:100%, PUD:75%.
Note: MMcfe = millions of cubic feet equivalent of gas; Mcfe = thousands of cubic feet equivalent of gas; Mcfe/d = thousands of cubic feet equivalent of gas per day. 12

Financial Analysis Selected Transactions Analysis(1)
(2) Transaction Value /
(3) (4) Transaction Proved Dly. Prod.
(2) Announced Buyer Seller Value ($/Mcfe) ($/MMcfe/d)
(5) 3/18/2010 Opon International LLC Delta Petroleum Corporation $400 $1.33 $9.73 1/5/2010 Noble Energy Incorporated Suncor Energy Incorporated $494 $1.22 $6.38 11/9/2009 Rise Energy Ltd Teton Energy Corporation $19 $0.71 $2.94 8/10/2009 Williams Companies Inc Orion Energy Partners $258 $0.65 $4.03 4/23/2009 Puckett Land Company Teton Energy Corporation $10 $2.51 4/2/2009 Noble Energy Incorporated Teton Energy Corporation $4 $1.33 3/3/2009 Undisclosed Berry Petroleum Company $154 $1.11 $7.78 2/23/2009 Longview Fund LP South Texas Oil Company $10 $3.20 $38.58 10/10/2008 SandRidge Energy Inc Tom L Ward $60 $1.40 9/25/2008 Occidental Petroleum Corporation Plains Exploration & Production Co $1,250 $2.26 $16.07 12/31/2007 Tracinda Corp Delta Petroleum Corporation $585 $1.59 $10.25 12/17/2007 Occidental Petroleum Corporation Plains Exploration & Production Co $1,550 $2.81 $19.14 9/26/2007 Teton Energy Corporation Delta Petroleum Corporation $38 $5.00 9/26/2007 Delta Petroleum Corporation Teton Energy Corporation $38 $15.20 5/14/2007 Newfield Exploration Company Stone Energy Corporation $578 $2.63 $13.14 4/18/2007 Plains Exploration & Production Co Laramie Energy LLC $945 $2.13 $22.69 1/7/2007 Forest Oil Corporation The Houston Exploration Company $1,827 $2.42 $7.84 12/31/2006 Quantum Resources Management LLC Pioneer Natural Resources Company $5 $1.48 $8.71 12/12/2006 Petroleum Development Corporation EXCO Resources Incorporated $133 $3.64 10/20/2006 Petroleum Development Corporation Unioil $17 $3.40 $23.13 8/9/2006 Black Hills Corporation Undisclosed $24 $1.04 $17.11 7/20/2006 Marathon Oil Corporation Petroleum Development Corporation $354 $1.97 6/12/2006 JANA Partners LLC The Houston Exploration Company $1,890 $2.70 $8.98 5/10/2006 Individual Investor SandRidge Energy Inc $572 $1.85 $19.05 3/9/2006 Black Hills Corporation Koch Exploration Company; Koch Industries I $51 $1.27 $26.50 2/22/2006 Citation Oil & Gas Corporation Meritage Energy Partners LLC $62 $1.28 $8.20 2/9/2006 Noble Energy Incorporated United States Exploration Inc $411 $1.22 $15.12 1/27/2006 Berry Petroleum Company Undisclosed private company $159 $3.19 $83.00 11/16/2005 Texas American Resources Company Undisclosed $70 $1.24 $11.67 10/31/2005 Hilcorp Energy Company; Undisclosed Kerr-McGee Corporation $243 $1.49 $8.05
High $1,890 $3.64 $83.00 Mean $407 $1.91 $14.98 Median $154 $1.54 $10.25 Low $4 $0.65 $1.33
Multiples Summary for High $70 $3.40 $38.58 Transactions Under $100 Mean $31 $1.67 $13.41
Median $24 $1.28 $10.19 million(6) Low $4 $0.71 $1.33
(1) No transaction used in this analysis for comparative purposes is identical to the Transaction.
(2) Transaction Value refers to the implied enterprise value of target company or target assets, based on the announced transaction equity price and other public information available at the time of the announcement. (3) Based on proved reserves announced in transaction filing (4) Based on production announced in transaction filing (5) Assumes $50 million warrant value and John S. Herold Inc.’s valuation of $298mm for the 2P reserves (6) Highlighted Transactions are under $100 million in transaction value
Source: John S. Herold, Inc. 13

Financial Analysis Selected Transactions Analysis Chart
Transaction Values / Reported Proved Reserves Graph
$6.00 $18.00 $5.50 $5.51 R Q 16.00 5.00 14.00 4.00 $3.64 12.00 /MMBtu) /Mcfe) $3.40 ( $ $ PDC 2004B ( $3.19 $3.20 . S as proposed 10.00 Res BB T $2.81 Prices 3.00 $2.70 $2.63 H W 8.00 O L $2.26 Spot Proved $2.13 / $1.85 2.00 J $1.78 6.00 Hub TV $1.49 P $1.59 $1.28 X $1.40 $1.33 DD$1.22 $1.27 $1.22 $1.24 $1.04 K $1.11 4.00 Henry 1.00 I $0.71 CC AA Z Y U $0.65 B A G 2.00 D C 0.00 0.00 10/10/2005 2/28/2006 7/19/2006 12/7/2006 4/27/2007 9/17/2007 2/5/2008 6/25/2008 11/13/2008 4/3/2009 8/24/2009 1/12/2010 6/2/2010 Transaction Value / Proved Reserves Natural Gas Prices 14

Financial Analysis Selected Transactions Analysis Chart Transaction Values / Reported Daily Production Graph $30.00 $18.00 $26.50 16.00 Y 25.00 $23.13 $22.69 14.00 T P $19.05 $19.14 20.00 12.00 /MMBtu) $17.11 PDC 2004B $ ( /Mcfe/d) X L as proposed $16.07 $ ( $15.20 10.00 . $15.12 U Prices 15.00 AA $13.14 J Prod N 8.00 . $11.67 Spot Dly O $10.25 $9.73 / $8.98 10.00 CC $8.20 $8.71 6.00 Hub TV $8.05 $7.78 A $8.44 R $7.84 K G $6.38 W DD Z Q $5.00 4.00 Henry 5.00 $4.03 B $2.51 $2.94 $1.97 M $1.33 2.00 D E C V F 0.00 0.00 10/10/2005 2/28/2006 7/19/2006 12/7/2006 4/27/2007 9/17/2007 2/5/2008 6/25/2008 11/13/2008 4/3/2009 8/24/2009 1/12/2010 6/2/2010 Transaction Value / Daily Production Natural Gas Prices 15

Financial Analysis Comparable Companies Analysis Summary
Summary of Selected Multiples(1)
Statistic / Selected Implied Value Reference Representative Multiples Range Per LP Interest(3) Financial Metric Levels(2) Low High Low High Selected Companies Analysis: Enterprise Value / ‘10 EBITDA (Multiple) $1.2 MM 5.0x 6.0x $5,410 $6,491 Enterprise Value / ‘11 EBITDA (Multiple) $1.5 MM 4.5x 5.5x $5,897 $7,208 Enterprise Value / Proved reserves(4) ($/Mcfe) 5.2 Bcfe $1.50 $2.00 $6,924 $9,232 Enterprise Value / ‘09 daily production(5) ($/Mcfe/d) 1.1 MMcfe/d $9.50 $10.50 $9,093 $10,050
(1)No particular weight was attributed to any analysis.
(2)Statistic / Representative Levels are based on un-risked figures per the Ryder Scott Reserve Report. (3)Based on LP interests outstanding and not owned by PDC of 881.67.
(4)Per company filings.
(5)Estimated production is based on un-risked production found in the 2009 Ryder Scott Reserve Report. Note: Risking for proven reserves per management — PDP:100%, PUD:75%.
Note: MMcfe = millions of cubic feet equivalent of gas; Mcfe = thousands of cubic feet equivalent of gas; Mcfe/d = thousands of cubic feet equivalent of gas per day. 16

Financial Analysis Selected Companies Analysis(1,2)
Selected Comparable Multiples
($ in millions) 5/29/2010 12/31/2009 Enterprise Value(3)/ Stock % 52 wk Dividend Equity Enterprise Reserves(4) % % EBITDA(5) Reserves(4) Dly. Prod.(4) Companies Price(6) high(6) Yield(7) value(6,8) value(3) (Bcfe) Gas(4) PUD(4) R/P(4) ‘10E(9) ‘11E(9) ($/Mcfe) ($/Mmcfe/d)
Cabot Oil & Gas Corporation $34.69 75% 0.3% 3,605 4,520 2,060 98% 36% 20.0 7.4x 6.9x $2.19 $16.02 Berry Petroleum Co. 30.74 90% 1.0% 1,627 2,541 1,412 45% 47% 21.5 6.9 5.4 1.80 14.10 Bill Barrett Corp. 32.56 86% 0.0% 1,496 1,909 965 95% 50% 10.7 4.2 4.1 1.98 7.77 Warren Resources Inc. 3.02 78% 0.0% 214 301 124 51% 22% 12.9 5.7 4.2 2.42 11.42 Gasco Energy Inc. 0.36 43% 0.0% 39 109 47 94% 0% 10.4 na na 2.33 8.81 Double Eagle Petroleum Co. 4.50 69% 0.0% 50 82 92 97% 29% 9.9 2.3 2.5 0.89 3.20
Petroleum Development Corporation $20.60 77% 0.0% 397 657 717 85% 59% 16.6 3.7x 3.6x $0.92 $5.54
Low 43% 0.0% $39 $82 47 45% 0% 9.9 2.3x 2.5x $0.89 $3.20 High 90% 1.0% $3,605 $4,520 2,060 98% 59% 21.5 7.4x 6.9x $2.42 $16.02 Median 77% 0.0% $397 $657 717 94% 36% 12.9 4.9x 4.2x $1.98 $8.81 Mean 74% 0.2% $1,061 $1,446 774 81% 34% 14.6 5.0x 4.5x $1.79 $9.55
(1) No company used in this analysis for comparative purposes is identical to the Partnership (2) Although Delta Petroleum has similar assets to the Partnership, it was excluded due to its lack of comparable financial situation (3) Enterprise Value equals equity market value + debt outstanding + minority interest (4) Reserves refers to proved reserves from the most recently published 10-K
(5) EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization (6) Based on closing prices as of May 29, 2010 (7) Equals the most recent distrubution annualized and divided by the current stock price (8) Based on common shares and common share equivalents (excludes options) (9) Multiples based on forward looking financial information may have been calendarized na refers to not available
Source(s): Capital IQ and Thomson Reuters were used for historical and estimated data, respectively, for the selected companies 17

Appendix

Appendix Weighted Average Cost of Capital Calculation
Equity Debt to Debt Preferred Market Value Preferred Equity Market Total Equity Market to Total Stock to Total to Total Debt1 Stock2 Value3 Capitalization4 Value Capitalization Capitalization Capitalization
Cabot Oil & Gas Corporation 915.0 # 0.0 # 3,604.6 # 4,519.6 ### 25.4% ## 20.2% # 0.0% # 79.8% Berry Petroleum Co. 910.9 # 0.0 # 1,627.1 # 2,538.0 ### 56.0% ## 35.9% # 0.0% # 64.1% Bill Barrett Corp. 413.9 # 0.0 # 1,495.5 # 1,909.4 ### 27.7% ## 21.7% # 0.0% # 78.3% Warren Resources Inc. 86.5 # 0.5 # 213.9 # 300.9 ### 40.4% ## 28.7% # 0.2% # 71.1% Gasco Energy Inc. 65.0 # 0.0 # 38.8 # 103.8 ### 167.6% ## 62.6% # 0.0% # 37.4% Double Eagle Petroleum Co. 31.0 # 38.0 # 50.0 # 119.0 ### 62.0% ## 26.1% # 31.9% # 42.0% Petroleum Development Corporation 259.7 0.0 396.7 656.4 65.5% 39.6% 0.0% 60.4% Breitburn Energy Partners LP 524.7 # 0.0 # 786.1 # 1,310.8 ### 66.8% ## 40.0% # 0.0% # 60.0% EV Energy Partners LP 345.0 # 0.0 # 859.0 # 1,204.0 ### 40.2% ## 28.7% # 0.0% # 71.3% Constellation Energy Partners LLC 185.0 # 0.0 # 75.5 # 260.5 ### 245.1% ## 71.0% # 0.0% # 29.0%
# # # ### ## # #
Median $302.4 $0.0 $591.4 $930.2 59.0% 32.3% 0.0% 64.1% Mean $373.7 $3.9 $914.7 $1,292.2 79.7% 37.5% 3.2% 61.9% Cost of Levered Unlevered Equity Risk Size Cost of Cost of Preferred
Beta5 Beta6 Premium7 Premium8 Equity9 Debt10 Stock11 WACC12
Cabot Oil & Gas Corporation 1.22 # 0.97 # 5.25% 0.97% 11.3% ## 6.2% # 0.0% # 10.3% Berry Petroleum Co. 2.41 # 1.54 # 5.25% 1.63% 18.2% ## 7.1% # 0.0% # 14.2% Bill Barrett Corp. 1.31 # 1.03 # 5.25% 1.63% 12.5% ## 7.9% # 0.0% # 11.5% Warren Resources Inc. 2.90 # 2.07 # 5.25% 5.81% 25.0% ## 3.0% # 8.0% # 18.6% Gasco Energy Inc. 1.84 # 0.69 # 5.25% 5.81% 19.4% ## 5.5% # 0.0% # 10.7% Double Eagle Petroleum Co. 1.70 # 1.05 # 5.25% 5.81% 18.7% ## 4.5% # 9.3% # 12.0% Petroleum Development Corporation 2.00 1.21 5.25% 2.71% 17.2% 12.3% 0.0% 15.2% Breitburn Energy Partners LP 1.06 # 0.63 # 5.50% 1.62% 12.0% ## 2.0% # 0.0% # 8.0% EV Energy Partners LP 1.00 # 0.72 # 5.50% 1.62% 11.7% ## 7.3% # 0.0% # 10.5% Constellation Energy Partners LLC 1.71 # 0.50 # 5.50% 5.81% 19.8% ## 3.4% # 0.0% # 8.1%
# ## # #
Median 1.70 1.00 17.7% 5.9% 0.0% 12.0% Mean 1.68 1.04 16.6% 5.9% 1.7% 13.2%
Footnotes:
(1) Debt amount based on most recent company filing as of May 29, 2010. (2) Preferred stock amount as stated in most recent company filing as of December 31, 2009.
(3) Equity market value based on closing price on May 29, 2010 and on common shares and common share equivalents (excludes options)] as of December 31, 2009. (4) Total capitalization equal to equity market value + debt outstanding + preferred stock.
(5) Based on adjusted beta as per Bloomberg 2-yr as of May 29, 2010. (6) Unlevered Beta = Levered Beta / (1 + ((1 — Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).
(7) Houlihan Lokey estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. (8) Morningstar, 2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 90-96.
(9) Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of May 29, 2010, based on 20-year U.S. Treasury Bond Yield. (10) Based on selected company weighted average interest rate per most recent public filings.
(11) Based on selected company weighted average preferred dividend per most recent public filings. (12) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 — Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization). See next page for tax rate assumption.
Source(s): Bloomberg and Company Filings.
19

Appendix Weighted Average Cost of Capital Summary
Summary
Market Assumptions Capital Structure Assumptions Cost of Equity for Computed WACC Cost of Equit
Risk Free Rate of Return1 4.0% Debt to Equity Market Value5 47.7% Selected Unlevered Beta6 1.00 Observed Levered Beta9 Equity Risk Premium2 5.25% Debt to Total Capitalization5 32.3% Computed Levered Beta7 1.48 Unlevered Beta10 Size Premium3 5.81% Preferred Stock to Total Capitalization5 0.0% Cost of Equity8 17.5% Levered Beta11 Tax Rate4 0.00% Equity Market Value to Total Capitalization5 67.7% Cost of Equity12 Cost of Debt5 5.9% Cost of Preferred Stock5 0.0%
Computed Weighted Average Cost of Capital9 13.8% Weighted Average Cost of Capital based on PETD Observed Beta10 15.2% Market Assumptions Capital Structure Assumptions Assuming No Debt Cost of Equity for Computed WACC
Risk Free Rate of Return1 4.0% Debt to Equity Market Value5 0.0% Selected Unlevered Beta6 1.00 Equity Risk Premium2 5.25% Debt to Total Capitalization5 0.0% Computed Levered Beta7 1.00 Size Premium3 5.81% Preferred Stock to Total Capitalization5 0.0% Cost of Equity8 15.0% Tax Rate4 0.00% Equity Market Value to Total Capitalization5 100.0% Cost of Debt5 0.0% Cost of Preferred Stock5 0.0%
Computed Weighted Average Cost of Capital9 15.0%
Selected Weighted Average Cost of Capital Range 14.0% - — 17.0%
Footnotes:
(1) Risk Free Rate of Return as of May 29, 2010, based on 20-year U.S. Treasury Bond Yield.
(2) Houlihan Lokey estimate, based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. (3) Morningstar, 2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 90-96.
(4) As per Petroleum Development Corporation management. (5) Based on review of corresponding metrics from previous page.
(6) Based on review of selected companies’ unlevered betas listed on previous page.
(7) Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 — Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions. (8) Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
(9) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 — Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on “Cost of Equity for Computed WACC” and Market and Capital Structure Assumptions.
(10) Based on “Cost of Equity based on the Companys Observed Beta” and Market and Capital Structure Assumptions. Sources: Bloomberg, CapIQ and Company Management (9) Observed Levered beta based on PETD’s actual levered beta, as per Bloomberg 2 year beta as of May 29, 2010.
(10) Unlevered Beta = Observed Levered Beta / (1 + ((Debt / Equity Market Value) * (1 — Tax Rate)) + (Preferred Stock / Equity Market Value)). Unlevered beta based on PETD Debt outstanding as of May 29, 2010. Preferred Stock outstanding as of May 29, 2010 and Equity Market Value as of May 29, 2010, based on common shares outstanding as of May 29, 2010.
(11) [Levered Beta = Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 — Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions. (12) Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
20

Appendix Hedge Summary
Summary of Hedges with Current Strip Pricing as of 3/31/2010
($ in thousands, except commodity price data)
2010 2011 2012 2013 2010 2011 2012 2013
NYMEX Strip — 6/1/2010
West Texas Intermediate ($/BBL) $77.18 $81.00 $82.57 $85.00 $77.18 $81.00 $82.57 $85.00 Henry Hub ($/MMBTU) $4.81 $5.48 $6.00 $6.34 $4.81 $5.48 $6.00 $6.34
CIG Strip — 3/10/2009
West Texas Intermediate ($/BBL) $75.30 $79.12 $80.69 $83.12 $75.30 $79.12 $80.69 $83.12 Henry Hub ($/MMBTU) $4.51 $5.18 $5.70 $6.04 $4.51 $5.18 $5.70 $6.04
Collars Fixed-Price Swaps
Natural Gas Natural Gas CIG: CIG:
Quantity (MMBtu) 19.3 29.0 Quantity (MMBtu) 103.5 205.1 211.8 211.8 Ceiling ($/MMBtu) $9.45 $9.45 Weighted Average Price ($/MMBtu) $5.75 $6.77 $6.98 $7.12 Floor ($/MMBtu) $4.75 $4.75 Expected Cash Flow $128.47 $326.60 $271.77 $229.75 Cash Flow $4.62 $0.00 Oil NYMEX: NYMEX: Quantity (MMBtu) 7.7 10.5 16.1 Quantity (MMbls) 2.5 2.8 Ceiling ($/MMBtu) $8.30 $8.30 $8.27 Weighted Average Price ($/Bbl) $92.96 $70.75 Floor ($/MMBtu) $5.75 $5.75 $6.00 Expected Cash Flow $43.65 ($23.62) Cash Flow $7.27 $2.87 $0.05
CIG Basis Protection Swaps
Natural Gas
Quantity ($/MMBtu) 113.3 215.7 227.9 211.8 Weighted Average Price ($1.88) ($1.88) ($1.88) ($1.88) Expected Cash Flow ($179.0) ($340.8) ($360.2) ($334.6)
Total Cash Flow $4.98 ($34.94) ($88.34) ($104.82)
Source: PDC 2004-B 2009 10K Strip prices per Bloomberg.

Appendix Hedge Summary (continued)
2009 10K Hedging Table
Collars Fixed-Price Swaps CIG Basis Protection Swaps
Weighted Average Contract Price
Quantity
Quantity (Gas-Mmbtu Oil- Weighted Quantity Weighted Fair Value at Commodity/Index (Gas-Mmbtu) Floors Ceilings Bbls) Average (Gas-Mmbtu) Average December 31, 2009
Natural Gas CIG
1Q 2010 42,039 $7.50 7.50 29,532 $9.20 — $- $204,968.00
4Q 2010 19,326 4.75 9.45 — — — — $3,471.00 2011 28,989 4.80 9.45 — — — — $1,658.00
NYMEX
2Q 2010 — - — — 66,328 5.55 90,872 (1.88) ($97,416.00)
3Q 2010 — - — — 65,381 5.55 89,756 (1.88) ($112,000.00)
4Q 2010 — - — — 38,101 6.10 61,967 (1.88) ($63,187.00) 2011 7,747 5.75 8.30 205,149 6.77 288,860 (1.88) ($178,844.00) 2012 10,536 5.75 8.30 211,826 6.98 305,367 (1.88) ($169,105.00) 2013 16,124 6.00 8.27 211,753 7.12 284,003 (1.88) ($148,753.00)
Total Natural Gas 124,761 828,070 1,120,825 ($555,208.00)
Oil NYMEX
1Q 2010 — - — — 1,208 92.96 — — 15,440
2Q 2010 — - — — 1,224 92.96 — — 13,696
3Q 2010 — - — — 1,236 92.96 — — 12,201
4Q 2010 — - — — 1,236 92.96 — — 10,728 2011 — - — - 2,822 70.75 — — ($42,530.00) Total Oil — - 7,726 — $9,535.00
Total Natural Gas and Oil ($545,673.00)
Source: PDC 2004-B 2009 10K. 22

Financial Analysis Comparable Historical Cash Flow Metrics
Historical Cash Flow Metrics(1) Z — Score(2) ($ in millions) 8Mo. ‘04A 2005A 2006A 2007A 2008A 2009A ‘05A - ‘09A PDC 2004-B
Distributable Cash Flow ($19.5) $7.7 $4.3 $1.7 $4.1 ($0.3) 0.9
% Change -44.1% -60.0% 136.9% -107.6%
Cabot Oil & Gas Corp.
Distributable Cash Flow $225.6 $381.1 $587.8 $486.2 $641.6 $599.4 0.2
% Change 54.2% -17.3% 32.0% -6.6%
Berry Petroleum Co.
Distributable Cash Flow $95.3 $183.2 $249.1 $297.4 $341.0 $235.6 0.2
% Change 36.0% 19.4% 14.7% -30.9%
Bill Barrett Corp.
Distributable Cash Flow $78.4 $198.0 $256.9 $269.1 $432.5 $408.9 0.3
Comparable % Change 29.7% 4.8% 60.7% -5.4%
E&P Warren Resources Inc.
Companies Distributable Cash Flow ($5.1) ($0.2) $13.4 $24.3 $60.7 $8.9 1.1
% Change NM 81.3% 149.6% -85.4%
Gasco Energy Inc.
Distributable Cash Flow ($2.4) $5.6 $10.2 $5.6 $30.6 ($1.7) 1.2
% Change 84.1% -45.4% 448.1% -105.5%
Double Eagle Petroleum Co.
Distributable Cash Flow $6.7 $11.5 $9.5 $20.3 $30.2 $22.8 0.4
% Change -17.1% 113.6% 48.5% -24.5%
Petroleum Development Corporation
Distributable Cash Flow $47.0 $78.2 $367.5 $134.2 $322.4 $60.9 0.7
% Change 370.2% -63.5% 140.1% -81.1%
Breitburn Energy Partners LP
Distributable Cash Flow $10.9 $56.1 $75.3 ($17.0) $569.4 $13.2 1.7
% Change 34.1% -122.6% NM -97.7%
EV Energy Partners LP
MLP’s Distributable Cash Flow $17.7 $24.6 $26.7 $33.3 $266.2 $59.2 1.3
% Change 8.7% 24.6% 700.1% -77.8%
Constellation Energy Partners LLC
Distributable Cash Flow $5.9 $17.7 $23.6 $38.2 $86.3 $69.5 0.6
% Change 33.4% 62.1% 126.0% -19.5%
(1) Distributable Cash Flow = Income from Continuing Operations + Depreciation, Depletion and Amortization + Exploration Expense + Deferred Taxes + Stock Based Compensation. (2) Z — Score = Standard Deviation of the set / Arithmetic Mean of the set.
Source: 2009 10K, 2007 10K 2005 10K and first quarter 2004 10 Q for Cabot Oil & Gas Corp., Berry
Petroleum, Bill Barrett Corp. Warren Resources Co., Gasco Energy Inc., Double
Eagle Petroleum Co., Petroleum Development Corporation, Breitburn Energy Partners LP, EV Energy
Partners LP, Constellation Energy Partners 23 LLC as well as 2009, 2007, and 2004 10K for PDC 2004-B.

Appendix EBITDA Build-Up Per Reserve Class
EBITDA Summary
($ in thousands, except commodity price data)
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Remainder NYMEX Strip - 6/1/2010
West Texas Intermediate ($/BBL) $77.18 $81.00 $82.57 $85.00 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 $85.51 Henry Hub ($/MMBTU) $4.81 $5.48 $6.00 $6.34 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76 $6.76
PDP Production
Oil (MBBL) 5 6 5 5 4 4 3 3 3 2 2 2 1 1 1 3 Gas (MMCF) 212 287 263 243 227 212 199 186 175 155 130 110 100 93 87 684 Total PDP Production (MMCFE) 240 322 294 270 251 234 218 204 191 168 140 119 106 97 91 703 100% 360 322 294 270 251 234 218 204 191 168 140 119 106 97 91
PDP Revenues
Oil Revenue $356 $467 $423 $385 $351 $314 $278 $245 $223 $190 $148 $128 $82 $60 $51 $249 Gas Revenue 983 1,521 1,529 1,495 1,490 1,393 1,305 1,224 1,149 1,017 853 720 655 607 568 4,457 Total PDP Revenue $1,339 $1,988 $1,952 $1,880 $1,841 $1,707 $1,584 $1,469 $1,371 $1,207 $1,001 $848 $738 $667 $620 $4,706
PDP Expenses
Ad Valorem Tax $34 $45 $41 $37 $34 $32 $29 $27 $25 $22 $18 $15 $13 $11 $10 $74 Production Tax 17 23 21 20 18 17 16 15 14 12 10 9 8 7 7 $55 Operating Expense 276 393 387 376 370 360 350 340 335 298 236 196 161 145 140 $1,304 Other Expense 45 0 0 29 0 31 31 0 31 125 54 150 36 36 0 $241 G&A Expenses 155 230 212 170 162 188 204 216 226 233 235 238 243 252 262 2,617 PDP EBITDA $811 $1,297 $1,291 $1,249 $1,257 $1,079 $953 $871 $739 $516 $448 $241 $277 $215 $201 $413
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Remainder
PUD Production
Oil (MBBL) 0 2 5 13 16 10 8 6 6 5 4 4 4 3 3 15 Gas (MMCF) 0 4 20 57 61 41 33 28 24 22 20 18 17 15 14 73 Total PUD Production (MMCFE) 0 14 49 135 156 102 80 67 58 51 46 42 39 35 31 164 100% 0 19 65 180 208 136 106 89 77 68 62 56 52 46 42
PUD Revenues
Oil Revenue $0 $132 $408 $1,117 $1,365 $877 $675 $558 $480 $423 $380 $346 $317 $280 $254 $1,298 Gas Revenue 0 28 136 415 469 317 253 214 187 168 153 140 129 116 105 565 Total PUD Revenue $0 $160 $544 $1,532 $1,835 $1,194 $928 $772 $667 $591 $533 $486 $446 $396 $359 $1,864
PUD Expenses
Ad Valorem Tax $0 $5 $17 $47 $55 $36 $28 $23 $20 $18 $16 $15 $13 $12 $11 $56 Production Tax $0 $0 $1 $4 $5 $3 $2 $2 $2 $1 $1 $1 $1 $1 $1 $5 Operating Expense $0 $11 $17 $18 $24 $28 $33 $39 $40 $48 $64 $69 $92 $94 $94 $662 Other Expense $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 G&A Expenses 0 10 35 85 100 82 74 71 69 71 78 85 89 90 90 609 PUD EBITDA $0 $133 $473 $1,379 $1,651 $1,045 $790 $637 $536 $453 $373 $316 $250 $200 $163 $532
Note: Operating projections and production figures based on reserve report from Ryder Scott Company Petroleum Consultants provided by company management. Risking for proven reserves per management — PDP:100%, PUD:75%. 24

Selected PDC 2004-B Historical and Appendix Projected Financial Data
5-Year Historical Projected CAGR1 Average 8 Mo. ‘04 A 2005A 2006A 2007A 2008A 2009A 8 Mo. ‘10E 2011E 2012E 2013E 2014E 5 Year
Reported Revenue $6.7 $6.7 $14.5 $7.4 $4.4 $5.1 $2.1 $1.3 $2.1 $2.5 $3.4 $3.7 12.1%
Revenue Growth % 116.3% -49.0% 15.9% -59.6% 60.4% 16.2% 36.7% 7.7%
Add: Commodity price risk management (loss) gain, net (0.3) (1.1) 1.1 (0.2) 2.0 (0.8) 0.0 (0.0) (0.1) (0.1) 0.0 Less: Natural Gas and Oil Production Costs 0.8 2.1 1.2 (1.8) (1.5) (0.8) (0.4) (0.5) (0.5) (0.5) (0.5) Less: General & Administrative Expenses 0.5 0.0 0.1 (0.2) (0.2) (0.5) (0.2) (0.2) (0.2) (0.3) (0.3) Less: Accretion of Asset Retirement Obligations (0.0) (0.0) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
EBITDA $6.6 $7.7 $15.4 $9.8 $2.3 $5.5 ($0.0) $0.8 $1.4 $1.7 $2.5 $2.9 NM
EBITDA Margin % 98.5% 115.0% 106.7% 132.7% 50.8% 107.0% -0.2% 61.0% 65.0% 67.1% 73.9% 79.1%
Less: Depreciation, Depletion and Amortization (2.8) (4.1) (2.6) (2.0) (1.9) (2.0) (0.9) (0.9) (0.9) (1.1) (1.2)
EBIT $4.1 $4.9 $11.4 $7.2 $0.2 $3.6 ($2.0) ($0.1) $0.5 $0.8 $1.4 $1.7 NM
EBIT Margin % 61.0% 72.7% 78.6% 97.5% 5.5% 70.3% -95.3% -9.8% 23.8% 30.2% 40.7% 45.4%
Less: Interest Expense, net (0.0) (0.0) (0.0) (0.0) (0.0) (0.0) 0.0 0.0 0.0 0.0 0.0 Adjusted Pre-tax Income $4.9 $11.4 $7.2 $0.3 $3.7 ($2.0) ($0.1) $0.5 $0.8 $1.4 $1.7 Less: Taxes @ 0.0% 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
Net Income $4.1 $4.9 $11.4 $7.2 $0.3 $3.7 ($2.0) ($0.1) $0.5 $0.8 $1.4 $1.7 NM
Net Income Margin % 61.5% 73.1% 78.7% 98.1% 6.6% 71.1% -94.3% -9.8% 23.8% 30.2% 40.7% 45.4%
Add: Depreciation & Amortization 2.8 4.1 2.6 2.0 1.9 2.0 0.9 0.9 0.9 1.1 1.2
Cash Flow $6.6 $7.7 $15.5 $9.8 $2.3 $5.5 $0.0 $0.8 $1.4 $1.7 $2.5 $2.9 NM Net Book Value $14.7
$20.4 $18.5 $16.2 $14.5 $14.2 $10.2 $10.1 $10.4 $10.7 $11.2 $12.3 3.8% Total Assets $15.2 $20.4 $19.1 $16.3 $14.7 $14.5 $11.6 $11.5 $11.7 $12.1 $12.6 $13.9 3.8%
(1) CAGR refers to Compound Annual Growth Rate.
Source: Historicals are from the PDC 2004-B 10Ks filed 2004-2009 Projections are based on the 2009 Reserve Report from Ryder Scott. 25